Exhibit 99.1

Rent the Runway, Inc. Announces Second Quarter 2025 Results

Announced Transformative Recapitalization Plan to Strengthen the Balance Sheet and Inject Capital into the Business

Continued Growth of the Business with July Ending Active Subscribers + 13.4% YoY

Achieved Q2 Subscription Net Promoter Score +77% YoY

NEW YORK, September 11, 2025 - Rent the Runway, Inc. (“Rent the Runway” or "RTR") (NASDAQ: RENT), the company transforming the way women get dressed, today reported financial results for the fiscal quarter ended July 31, 2025.

With a transformative recapitalization plan in motion, market conditions that are increasing interest in clothing rental, and a bold inventory strategy that continues to make its way to customers, Rent the Runway is in a position of strength to deliver on its value proposition and win more customers in the category we created 15 years ago.

"We are at a pivotal moment for Rent the Runway with our recapitalization plan and continued business momentum," said Jennifer Hyman, Co-Founder and CEO of Rent the Runway. "Reducing our debt from $340 million to $120 million while extending maturity to 2029 gives us the financial flexibility we need to fully execute on our turnaround. The numbers speak for themselves – 13.4% year-over-year subscriber growth, customer satisfaction at its highest in three years, and engagement with our new inventory overperforming across every key metric. We're executing on our strategy and delivering results that position us for sustained growth."

Recent Business Highlights

•Announced a recapitalization to address debt on the balance sheet: The transaction, led by our existing lender Aranda Principal Strategies (APS) in partnership with STORY 3 Capital Partners and Nexus Capital Management, will reduce our debt from $340 million to $120 million and extend the maturity of the debt to 2029, giving us years of additional runway to execute on our vision. APS will convert debt in excess of $100M into common equity, while APS, STORY3, and Nexus will contribute $20M of incremental cash via new debt to the balance sheet. The transaction is expected to be consummated by December 31, 2025.
•Continued deployment of our bold inventory strategy: As of August, we have posted almost twice the inventory units compared to the prior year, with 323% more styles in May, 235% more in June, and 253% more in July. Year to date, Rent the Runway has added thousands of new styles and dozens of new brands to the platform.

•Increased customer engagement: Engagement with new inventory in Q2 overperformed last year across every key metric, including share of views (up 84% YoY), hearts per style (up 15% YoY), and new units at home (up 57% YoY). Q2 average subscription net promoter score was up 77% versus the prior year.
•Increased revenue share units and launched new exclusive brand collaborations: Revenue share units from existing revenue share partners are up 40% YoY, and total revenue share units are up 119% YoY. We plan to add 80+ new brands in FY 2025, with 56 already launched in H1, and have launched 7 new exclusive brand collaborations year to date.
•Organic social delivered its strongest quarter in years: Through 11 new social series, a new ‘face of RTR,’ and a fresh approach to our influencer strategy, Q2 overall engagement with our social media channels is up ~800% YoY and views are up 175% YoY.
•Enhanced the subscription experience to be more personalized, rewarding, and engaging: Introduced a new personalized home screen that we estimate will drive a significant increase in engagement, a rewards program with tiered membership perks, and the ability to preview "coming soon" styles.
•Increased prices of our subscription plans to respond to inflationary and tariff pressures: Implemented first pricing adjustment in three years on August 1st, with an average increase of $2 per item.

"We are executing a turnaround and seeing strong signals that our strategy is working," said Sid Thacker, Chief Financial Officer of Rent the Runway. "We are feeling better about the health of our balance sheet, and look forward to re-introducing Rent the Runway to many investors and building trust in our future vision."

Second Quarter 2025 Key Metrics and Financial Highlights

•Revenue was $80.9 million, a 2.5% increase year-over-year from $78.9 million in the second quarter of fiscal year 2024.
•146,373 ending Active Subscribers, representing an increase of 13.4% from 129,073 at the end of the second quarter of fiscal year 2024.
•146,765 Average Active Subscribers, representing an increase of 6.8% from 137,455 at the end of the second quarter of fiscal year 2024.
•185,102 ending Total Subscribers, representing an increase of 5.7% from 175,087 at the end of the second quarter of fiscal year 2024.
•Gross Profit was $24.3 million, representing a change of (25.0)% from $32.4 million in the second quarter of fiscal year 2024. Gross Margin was 30.0%, as compared to 41.1% in the second quarter of fiscal year 2024.
•Net Loss was $(26.4) million, as compared to $(15.6) million in the second quarter of fiscal year 2024. Net Loss as a percentage of revenue was (32.6)%, as compared to (19.8)% in the second quarter of fiscal year 2024.
•Adjusted EBITDA was $3.6 million, as compared to $13.7 million in the second quarter of fiscal year 2024. Adjusted EBITDA Margin was 4.4%, as compared to 17.4% in the second quarter of fiscal year 2024.

Outlook

For the fiscal third quarter of 2025, Rent the Runway expects:

•Revenue of between $82 million and $84 million
•Adjusted EBITDA Margin1 of between (2)% and +2%

For fiscal year 2025, Rent the Runway -

•Reiterates guidance for double-digit growth in ending Active Subscribers versus fiscal year 2024.
•Expects Free Cash Flow2 to be lower than $(40) million, primarily due to costs related to the recapitalization transactions announced on August 21, 2025.

There are unknowns around the economy and tariffs as well as timing of potential customer retention improvements that can further affect actual results for fiscal year 2025 versus expectations.

Please see our second quarter 2025 earnings presentation at https://investors.renttherunway.com/ under the “Presentations” section for supplemental guidance.
1 Represents a non-GAAP financial measure. As more fully described in the Non-GAAP Financial Measures section of this release, a reconciliation of Adjusted EBITDA Margin for the third quarter of fiscal year 2025 is not available without unreasonable efforts.
2 Represents a non-GAAP financial measure. As more fully described in the Non-GAAP Financial Measures section of this release, a reconciliation of Free Cash Flow for fiscal year 2025 is not available without unreasonable efforts.

Earnings Presentation, Conference Call and Webcast

The second quarter 2025 Earnings Presentation is now accessible through the Investor Relations section of Rent the Runway’s website at https://investors.renttherunway.com/ under the “Presentations” section.
Rent the Runway will host a conference call and webcast to discuss its second quarter 2025 financial results and provide a business update today, September 11, 2025, at 4:30 pm ET.

The financial results and live webcast will be accessible through the Investor Relations section of Rent the Runway’s website at https://investors.renttherunway.com/ under the “Events” section. To access the call through a conference line, dial 1-877-407-3982 (in the U.S.) or 1-201-493-6780 (international callers).

A replay of the conference call will be posted shortly after the call and will be available for at least fourteen days. To access the replay, dial 1-844-512-2921 (in the U.S.) or 1-412-317-6671 (international callers). The access code for the replay is 13755468.

About Rent the Runway, Inc.

Founded in 2009, Rent the Runway is disrupting the trillion-dollar fashion industry and changing the way women get dressed through the Closet in the Cloud. RTR’s mission has remained the same since its founding: powering women to feel their best every day. Through RTR, customers can subscribe, rent items a-la-carte and shop resale from hundreds of designer brands. The Closet in the Cloud offers a wide assortment of millions of items for every occasion, from evening wear and accessories to ready-to-wear, workwear, denim, casual, maternity, outerwear, blouses, knitwear, loungewear, jewelry, handbags, activewear and ski wear. RTR has built a two-sided discovery engine, which connects deeply engaged customers and differentiated brand partners on a powerful platform built around its brand, data, logistics and technology. Under CEO and Co-Founder Jennifer Hyman’s leadership, RTR has been named to CNBC’s “Disruptor 50” five times in ten years, and has been placed on Fast Company’s Most Innovative Companies list four times, while Hyman herself has been named to the “TIME 100: Most Influential People in the World" and as one of People Magazine’s “Women Changing the World."

Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. These statements include, but are not limited to, guidance and underlying assumptions for the third fiscal quarter of 2025 and fiscal year 2025, and statements regarding the proposed recapitalization transactions, the impact of our multi-year transformational plan, the impact and volume of our new inventory, our planned improvements to the new member experience and our position for sustained growth. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements because they contain words such as “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are based on information available at the time those statements are made and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks and uncertainties include the completion of the proposed recapitalization transactions on the anticipated terms, or at all, and the timing of completion; the failure of our stockholders to approve the required proposals to consummate the recapitalization transactions; our failure to comply with covenants under our existing credit agreement or any new credit agreement; the issuance of Class A common stock pursuant to the recapitalization transactions; our ability to drive future growth or manage our growth effectively; the highly competitive and rapidly changing nature of the global fashion industry; risks related to the macroeconomic environment; changes in global trade policies, tariffs, and other measures that could restrict international trade; our ability to cost-effectively grow our customer base; any failure to attract or retain customers; our ability to accurately forecast customer demand, acquire and manage our offerings effectively and plan for future expenses; risks arising from the restructuring of our operations; our reliance on the effective operation of proprietary technology systems and software as well as those of third-party vendors and service providers; risks related to shipping, logistics and our supply chain; our ability to remediate our material weaknesses in our internal control over financial reporting; laws and regulations applicable to our business; our reliance on the experience and expertise of our senior management and other key personnel; our ability to adequately obtain, maintain, protect and enforce our intellectual property and proprietary rights; compliance with data privacy, data security, data protection and consumer protection laws and industry standards; risks associated with our brand and manufacturing partners; our reliance on third parties to provide payment processing infrastructure underlying our business; our dependence on online sources to attract consumers and promote our business which may be affected by third-party interference or cause our customer acquisition costs to rise; failure by us, our brand partners, or third party manufacturers to comply with our vendor code of conduct or other laws; risks related to the Company's debt, including the Company's ability to comply with covenants in the Company's credit facility; risks related to our Class A capital stock and ownership structure; and risks related to future pandemics or public health crises.

Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company’s expectations is included in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2025, as will be updated in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2025. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Key Business and Financial Metrics

Active Subscribers is defined as the number of subscribers with an active membership as of the last day of any given period and excludes paused subscribers. Total Subscribers represents the number of subscribers with an active or paused membership as of the last day of the period and excludes subscribers who had an active or paused subscription during the period, but ended their subscription prior to the last day of the fiscal period.

Average Active Subscribers is defined as the mean of the beginning of quarter and end of quarter Active Subscribers for a quarterly period; and for other periods, represents the mean of the Average Active Subscribers of every quarter within that period.

Gross Profit is defined as total revenue less costs related to activities to fulfill customer orders and rental product acquisition costs, presented as fulfillment and rental product depreciation and revenue share, respectively, on the consolidated statement of operations. We depreciate owned apparel assets over three years and owned accessory assets over two years, net of 20% and 30% salvage values, respectively, and recognize the depreciation on a straight-line basis and remaining cost of items when sold or retired on our consolidated statement of operations. Rental product depreciation expense is time-based and reflects all rental product items we own. We use Gross Profit and Gross Profit as a percentage of revenue, or Gross Margin, to measure the continued efficiency of our business after the cost of our products and fulfillment costs are included.

Non-GAAP Financial Measures

This press release and the accompanying tables contain the non-GAAP financial measures of Adjusted EBITDA, Adjusted EBITDA margin, free cash flow, and free cash flow margin. In addition to our results determined in accordance with GAAP, we believe that Adjusted EBITDA and Adjusted EBITDA margin are useful in evaluating our performance and free cash flow and free cash flow margin are useful in evaluating our performance and liquidity. Adjusted EBITDA is a key performance measure used by management to assess our operating performance and the operating leverage of our business prior to capital expenditures. These non-GAAP financial metrics are not meant to be considered as indicators of our financial performance in isolation from or as a substitute for our financial information prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis. There are limitations to the use of the non-GAAP financial metrics presented in this press release. For example, our non-GAAP financial metrics may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial metrics differently than we do, limiting the usefulness of those measures for comparative purposes.

We define Adjusted EBITDA as net loss, adjusted to exclude interest expense, rental product depreciation, other depreciation and amortization, share-based compensation expense, write-off of liquidated assets, non-recurring adjustments, non-ordinary course legal fees, restructuring charges, income tax (benefit) expense, other income and expense, and other gains / losses. Adjusted EBITDA margin is defined as Adjusted EBITDA calculated as a percentage of total revenue, net for a period.

We define free cash flow as net cash used in operating activities and net cash used in investing activities on a combined basis. Free cash flow margin is defined as free cash flow as a percentage of revenue.

The reconciliation of presented non-GAAP financial metrics to the most directly comparable GAAP financial measure is presented below. We encourage reviewing the reconciliation in conjunction with the presentation of the non-GAAP financial metrics for each of the periods presented. In future periods, we may exclude similar items, may incur income and expenses similar to these excluded items, and may include other expenses, costs and non-recurring items. Reconciliations of free cash flow and Adjusted EBITDA margin expectations for fiscal year 2025 and Q3 2025, respectively, to the most directly comparable GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, share-based compensation expense, and non-recurring expenses, which can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted.

Investor Contact
Investor Relations
investors@renttherunway.com

Media Contact
Press
press@renttherunway.com

Rent the Runway, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	July 31,	January 31,
	2025	2025
Assets
Current assets:
Cash and cash equivalents	$43.6	$77.4
Restricted cash, current	4.7	4.7
Prepaid expenses and other current assets	15.0	11.8
Total current assets	63.3	93.9
Restricted cash	3.9	4.4
Rental product, net	86.7	73.3
Fixed assets, net	25.2	28.3
Intangible assets, net	2.4	2.4
Operating lease right-of-use assets	30.7	32.1
Other assets	6.8	5.6
Total assets	$219.0	$240.0
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$9.2	$6.2
Accrued expenses and other current liabilities	36.4	20.3
Deferred revenue	11.5	10.2
Customer credit liabilities	6.0	6.0
Operating lease liabilities	5.2	4.7
Total current liabilities	68.3	47.4
Long-term debt, net	343.9	333.7
Operating lease liabilities	38.3	41.0
Other liabilities	0.6	0.4
Total liabilities	451.1	422.5

Stockholders’ equity (deficit)
Class A common stock	—	—
Class B common stock	—	—
Preferred stock	—	—
Additional paid-in capital	943.4	940.5
Accumulated deficit	(1,175.5)	(1,123.0)
Total stockholders’ equity (deficit)	(232.1)	(182.5)
Total liabilities and stockholders’ equity (deficit)	$219.0	$240.0

Rent the Runway, Inc.
Condensed Consolidated Statements of Operations
(in millions, except share and per share amounts)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Revenue:
Subscription and Reserve rental revenue	$69.2	$68.5	$131.2	$134.6
Other revenue	11.7	10.4	19.3	19.3
Total revenue, net	80.9	78.9	150.5	153.9
Costs and expenses:
Fulfillment	22.5	20.6	42.9	41.2
Technology	9.8	8.7	19.4	18.3
Marketing	7.4	7.8	16.0	16.8
General and administrative	24.6	22.2	45.3	45.0
Rental product depreciation and revenue share	34.1	25.9	61.4	51.9
Other depreciation and amortization	2.6	3.3	5.3	6.6
Restructuring charges	—	—	—	0.2
Total costs and expenses	101.0	88.5	190.3	180.0
Operating loss	(20.1)	(9.6)	(39.8)	(26.1)
Interest income / (expense), net	(6.9)	(6.0)	(13.2)	(11.6)
Other income / (expense), net	0.6	0.1	0.7	0.2
Net loss before income tax benefit / (expense)	(26.4)	(15.5)	(52.3)	(37.5)
Income tax benefit / (expense)	—	(0.1)	(0.2)	(0.1)
Net loss	$(26.4)	$(15.6)	$(52.5)	$(37.6)
Net loss per share attributable to common stockholders, basic and diluted	$(6.55)	$(4.17)	$(13.12)	$(10.18)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	4,033,571	3,736,953	4,000,887	3,692,025

Rent the Runway, Inc.
Condensed Consolidated Statements of Cash Flow
(in millions)
(unaudited)

	Six Months Ended July 31,
	2025	2024
OPERATING ACTIVITIES
Net loss	$(52.5)	$(37.6)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Rental product depreciation and write-offs	21.6	23.3
Write-off of rental product sold	7.5	7.8
Other depreciation and amortization	5.3	6.6
Loss from write-off of fixed and intangible assets and lease termination	—	0.2
Proceeds from rental product sold	(11.8)	(13.6)
(Gain) / loss from liquidation of rental product	(0.4)	0.6
Accrual of paid-in-kind interest	7.2	—
Amortization of debt discount	3.0	13.1
Share-based compensation expense	2.9	5.4
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(3.2)	2.1
Operating lease right-of-use assets	1.4	1.3
Other assets	(1.2)	(2.3)
Accounts payable, accrued expenses and other current liabilities	18.7	1.9
Deferred revenue and customer credit liabilities	1.3	(0.3)
Operating lease liabilities	(2.2)	(1.6)
Other liabilities	0.2	(0.1)
Net cash (used in) provided by operating activities	(2.2)	6.8
INVESTING ACTIVITIES
Purchases of rental product	(42.0)	(26.3)
Proceeds from liquidation of rental product	1.6	2.2
Proceeds from sale of rental product	11.8	13.6
Purchases of fixed and intangible assets	(2.1)	(2.2)
Net cash (used in) provided by investing activities	(30.7)	(12.7)
FINANCING ACTIVITIES
Other financing payments	(1.4)	(1.5)
Net cash (used in) provided by financing activities	(1.4)	(1.5)
Net (decrease) increase in cash and cash equivalents and restricted cash	(34.3)	(7.4)
Cash and cash equivalents and restricted cash at beginning of period	86.5	94.0
Cash and cash equivalents and restricted cash at end of period	$52.2	$86.6

Rent the Runway, Inc.
Condensed Consolidated Statements of Cash Flow
(in millions)
(unaudited)

	Six Months Ended July 31,
	2025	2024
RECONCILIATION OF CASH AND CASH EQUIVALENTS AND RESTRICTED CASH TO THE CONDENSED CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	$43.6	$76.6
Restricted cash, current	4.7	5.2
Restricted cash, noncurrent	3.9	4.8
Total cash and cash equivalents and restricted cash	$52.2	$86.6

Supplemental Cash Flow Information:
Cash payments (receipts) for:
Fixed operating lease payments, net	$5.7	$5.4
Fixed assets and intangibles received in the prior period	—	0.3
Rental product received in the prior period	2.7	1.4
Non-cash financing and investing activities:
Financing lease right-of-use asset amortization	$0.2	$0.3
Purchases of fixed assets and intangibles not yet settled	0.1	0.2
Purchases of rental product not yet settled	4.4	0.9

Rent the Runway, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in millions)
(unaudited)

The following table presents a reconciliation of net loss and net loss as a percentage of revenue, the most comparable GAAP financial measures, to Adjusted EBITDA and Adjusted EBITDA Margin, respectively, for the periods presented:

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
	(in millions)		(in millions)
Net loss	$(26.4)	$(15.6)	$(52.5)	$(37.6)
Interest (income) / expense, net (1)	6.9	6.0	13.2	11.6
Rental product depreciation	15.9	16.2	29.1	31.1
Other depreciation and amortization (2)	2.6	3.3	5.3	6.6
Share-based compensation (3)	1.4	2.4	2.9	5.4
Write-off of liquidated assets (4)	0.5	1.2	1.2	2.8
Non-recurring adjustments (5)	2.0	—	2.0	—
Non-ordinary course legal fees (6)	1.4	—	2.0	—
Restructuring charges (7)	—	—	—	0.2
Income tax (benefit) / expense	—	0.1	0.2	0.1
Other (income) / expense, net (8)	(0.6)	(0.1)	(0.7)	(0.2)
Other (gains) / losses (9)	(0.1)	0.2	(0.4)	0.2
Adjusted EBITDA	$3.6	$13.7	$2.3	$20.2
Net Loss as a percentage of revenue	(32.6)%	(19.8)%	(34.9)%	(24.4)%
Adjusted EBITDA Margin (10)	4.4%	17.4%	1.5%	13.1%

(1)Includes debt discount amortization of $(3.9) million in the three months ended July 31, 2025, $6.7 million in the three months ended July 31, 2024, $3.0 million in the six months ended July 31, 2025 and $13.1 million in the six months ended July 31, 2024.
(2)Reflects non-rental product depreciation and capitalized software amortization.
(3)Reflects the non-cash expense for share-based compensation.
(4)Reflects the write-off of the remaining book value of liquidated rental product that had previously been held for sale.
(5)Non-recurring adjustments for the three and six months ended July 31, 2025 includes $2.0 million of transaction related costs.
(6)Non-ordinary course legal fees for the three and six months ended July 31, 2025 includes $1.4 million and $2.0 million of costs related to securities lawsuits and non-recurring legal fees including transaction related costs.
(7)Reflects restructuring charges primarily related to severance and related costs in connection with the January 2024 restructuring plan.
(8)Includes other (income) / expense recognized in the period.
(9)Includes gains / losses recognized in relation to foreign exchange, operating lease terminations and the related surrender of fixed assets (see “Note 5 - Leases – Lessee Accounting” in the Notes to the Condensed Consolidated Financial Statements).
(10)Adjusted EBITDA Margin calculated as Adjusted EBITDA as a percentage of revenue.

Rent the Runway, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in millions)

The following table presents a reconciliation of net cash (used in) provided by operating activities, the most comparable GAAP financial measure, to Free Cash Flow and Free Cash Flow Margin for the periods presented:

	Six Months Ended July 31,
	2025	2024
	(in millions)
Net cash (used in) provided by operating activities	$(2.2)	$6.8
Purchases of rental product	(42.0)	(26.3)
Proceeds from liquidation of rental product	1.6	2.2
Proceeds from sale of rental product	11.8	13.6
Purchases of fixed and intangible assets	(2.1)	(2.2)
Free Cash Flow	$(32.9)	$(5.9)
Free Cash Flow Margin	(21.9)%	(3.8)%